                                                                    Exhibit 99.1

            Westwood Holdings Group, Inc. Declares Initial Dividend

Dallas, August 23 - Westwood Holdings Group, Inc. (NYSE: WHG) today announced that its Board of Directors has approved the payment of an initial quarterly cash dividend of $0.02 per common share, payable on October 1, 2002 to stockholders of record on September 16, 2002.

About Westwood
--------------

Westwood Holdings Group, Inc. manages investment assets and provides services for its clients through two subsidiaries, Westwood Management Corp. and Westwood Trust. Westwood Management Corp. is a registered investment advisor and provides investment advisory services to corporate pension funds, public retirement plans, endowments and foundations, mutual funds and clients of Westwood Trust. Westwood Trust provides, to institutions and high net worth individuals, trust and custodial services and participation in common trust funds that it sponsors. Westwood Holdings Group, Inc. trades on the New York Stock Exchange under the symbol "WHG." For more information, please visit the Company's website at www.westwoodgroup.com.

Note on Forward-looking Statements
----------------------------------

Statements that are not purely historical facts, including statements about anticipated or expected future revenue and earnings growth and profitability, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "should," "could," "goal," "target," "designed," "on track," "comfortable with," "optimistic" and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include the risks and uncertainties referenced in our documents filed with, or furnished to, the Securities and Exchange Commission, including without limitation those identified under the caption "Risk Factors" in the Company's Amendment No. 5 to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on June 6, 2002. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.

SOURCE:  Westwood Holdings Group, Inc.

                                     # # #

CONTACT:
Westwood Holdings Group, Inc.
Bill Hardcastle
(214) 756-6900